UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2011

EMERGENCY MEDICAL SERVICES CORPORATION

EMERGENCY MEDICAL SERVICES L.P.

(Exact name of each registrant as specified in its charter)

Delaware	001-32701 333-127115	20-3738384 20-2076535
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado (Address of principal executive offices)	80111 (Zip Code)

(303) 495-1200

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On February 13, 2010, Emergency Medical Services Corporation, a Delaware corporation (“EMSC” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CDRT Acquisition Corporation, a Delaware corporation (“Parent”), and CDRT Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”).  Pursuant to the Merger Agreement and subject to the conditions set forth therein, Sub will merge with and into the Company (the “Merger”), with the Company as the surviving entity and a wholly-owned subsidiary of Parent.

At the Effective Time (as defined in the Merger Agreement) of the Merger, each stockholder will be entitled to receive $64.00 per share in cash without interest (the “Merger Consideration”) for each share of issued and outstanding EMSC class A common stock, par value $0.01 per share (“Class A Common Stock”) and class B common stock, par value $0.01 per share (“Class B Common Stock” and collectively with the Class A Common Stock, the “Common Stock”), excluding (i) treasury stock, (ii) Common Stock owned by Parent or Sub and (iii) Common Stock with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn, but including shares of Class B Common Stock that are issued immediately prior to the Effective Time in exchange for exchangeable limited partnership interests of Emergency Medical Services L.P. (“EMS LP”), a Delaware limited partnership (the “LP Exchangeable Units”).

At the Effective Time, all outstanding Company restricted shares and restricted share units will be fully vested and cancelled; each holder of restricted shares will receive an amount equal to the Merger Consideration multiplied by the number of restricted shares held by such holder, and each holder of restricted share units will receive an amount equal to the Merger Consideration multiplied by the number of shares of Class A Common Stock subject to such restricted share units held by such holder.  At the Effective Time, each unexercised Company stock option will be cancelled and the holder will be entitled to receive an amount equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price per share of Class A Common Stock subject to such stock option, multiplied by the number of shares of Class A Common Stock subject to such stock option.  In lieu of the payment described in the immediately preceding sentence, if mutually agreed by Parent and any holder of Company stock options, Company stock options may be converted at the Effective Time into fully vested and exercisable options to purchase common stock of Parent.  The number of shares of Parent common stock subject to a converting stock option will be the number of shares of Class A Common Stock subject to the converting option multiplied by the ratio of (i) the Merger Consideration divided by (ii) the fair market value of a share of Parent common stock immediately following the Effective Time.  The exercise price of converting options will also be adjusted as described in the Merger Agreement.

Completion of the Merger is subject to customary closing conditions, including, among others, (i) approval by a majority of the voting power of the outstanding capital stock of EMSC, (ii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (iii) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) occurring after the date of the Merger Agreement.  The Merger Agreement is not subject to any financing condition.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type.  From the signing of the Merger Agreement until the closing of the Merger, the Company is not permitted to solicit inquiries or initiate discussions with third parties regarding other proposals to acquire the Company and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of the fiduciary duties of the Company’s board of directors. The Company must give Parent four business days’ notice before the Company is permitted to change its recommendation to the stockholders of the Company or terminate the Merger Agreement to accept a superior proposal.

The Merger Agreement contains certain termination rights for Parent and the Company including, with respect to the Company, in the event that the Company receives a Superior Proposal (as defined in the Merger Agreement). In connection with the termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a Superior Proposal, the Company is required to pay to Clayton, Dubilier & Rice, LLC (“CD&R”) or its designated affiliate a termination fee equal to $116,505,000. Parent will be required to pay the Company a termination fee equal to $203,884,000 (the “Termination Fee”) under certain specified circumstances as set forth in the Merger Agreement.  An affiliate of CD&R has provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including the Termination Fee that may become payable by Parent.

A copy of the Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as a characterization of the actual state of facts or conditions of the Company, Parent, Sub or any of their respective subsidiaries or affiliates.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Unitholders Agreement

Concurrently with the execution of the Merger Agreement, the holders of the LP Exchangeable Units of EMS LP (the “Limited Partners”) entered into a Unitholders Agreement (the “Unitholders Agreement”) with the Company, EMS LP, Parent, Sub and Onex Corporation (the “Trustee”), solely in its capacity as Trustee under the Voting and Exchange Trust Agreement (the “Trust Agreement”), dated as of December 20, 2005 among the Company, EMS LP and the Trustee.  Pursuant to the Unitholders Agreement, each Limited Partner agreed to exercise all of its rights as a Beneficiary (as defined in the Trust Agreement) to cause all of the Voting Rights (as defined in the Trust Agreement) held by the Trustee on behalf of such Beneficiary to be voted in favor of the adoption of the Merger Agreement and the approval of the Merger.  The Voting Rights represent approximately 81% of the voting power of the outstanding capital stock of EMSC.  Upon the satisfaction or waiver of all closing conditions to the Merger, each Limited Partner has agreed to exchange its LP Exchangeable Units for shares of Class B Common Stock.  The Unitholders Agreement will terminate upon certain circumstances, including upon termination of the Merger Agreement.

The foregoing description of the Unitholders Agreements does not purport to be complete and is qualified in its entirety by reference to the Unitholders Agreement, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Section 7 — Regulation FD

Item 7.01               Regulation FD Disclosure

The Company previously reported that an estimated $300 million of the total transaction value included net debt and fees and expenses for transaction advisory services, including financing and other advisory fees payable by the buyer.  Net debt at December 31, 2010 was approximately $134 million, the Company’s transaction advisory fees are approximately $26 million and debt financing costs and advisory fees and other buyer transaction costs, including consulting and M&A fees, are approximately $140 million.    No fees are being paid to Onex Corporation or its affiliates in connection with the Merger.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file a preliminary proxy statement with the Securities and Exchange Commission. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ,WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT REGARDING THE PROPOSED MERGER AND THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Security holders will be able to inspect, without charge, a copy of the preliminary proxy statement (when available), the definitive proxy statement (when available) and other relevant documents filed with the SEC at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents filed with the SEC are also available at the SEC’s website at http://www.sec.gov.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger.  Information concerning the interests of the Company’s participants in the solicitation will be set forth in the Company’s proxy statement relating to the merger when it becomes available.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this report, and EMSC undertakes no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in EMSC’s filings with the SEC from time to time, including in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger among CDRT Acquisition Corporation, CDRT Merger Sub, Inc. and Emergency Medical Services Corporation, dated as of February 13, 2011.

2.2

Unitholders Agreement among Emergency Medical Services Corporation, Emergency Medical Services L.P., CDRT Acquisition Corporation, CDRT Merger Sub, Inc. and Onex Corporation, solely in its capacity as Trustee under the Voting and Exchange Trust Agreement, dated as of December 20, 2005 among Emergency Medical Services Corporation, Emergency Medical Services L.P and Onex Corporation, solely in its capacity as Trustee and the Limited Partners listed on the signature pages thereto, dated as of February 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES
CORPORATION
(Registrant)

February 17, 2011	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President and General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES, L.P.
(Registrant)

By: Emergency Medical Services Corporation,
its General Partner

February 17, 2011	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, among CDRT Acquisition Corporation, CDRT Merger Sub, Inc. and Emergency Medical Services Corporation, dated as of February 13, 2011.

2.2

Unitholders Agreement, among Emergency Medical Services Corporation, Emergency Medical Services L.P., CDRT Acquisition Corporation, CDRT Merger Sub, Inc. and Onex Corporation, solely in its capacity as Trustee under the Voting and Exchange Trust Agreement, dated as of December 20, 2005 among Emergency Medical Services Corporation, Emergency Medical Services L.P and Onex Corporation, solely in its capacity as Trustee and the Limited Partners listed on the signature pages thereto, dated as of February 13, 2011.